Exhibit 10.28

PROMISSORY NOTE

(Revolving Credit Facility)

$10,000,000.00

Albany, New York
March 31, 2004

FOR VALUE RECEIVED the undersigned, MapInfo Corporation, a New York business corporation with its principal office and place of business at One Global View, Troy, New York 12180 (the "Borrower") HEREBY PROMISES TO PAY to the order of JPMorgan Chase Bank (the "Bank"), at is office located at 12 Corporate Woods Boulevard, Albany, New York 12211, or such other place as the Bank may designate from time to time, in lawful money of the United States and in immediately available funds the principal amount of TEN MILLION DOLLARS ($10,000,000.00), or the aggregate unpaid principal amount of all Loans made to the Borrower by the Bank pursuant to the Loan Agreement, whichever is less, on the Revolving Credit Facility Termination Date, and to pay interest from the date of this Promissory Note on the unpaid principal amount due hereunder, in like money, at said office on the dates, in the manner and at the interest rates per annum as selected by the Borrower as provided for in the Loan Agreement.

The Revolving Credit Facility Termination Date of this Promissory Note is the earlier of March 31, 2005, or the date on which the Bank exercises its rights to accelerate this Promissory Note. On the Revolving Credit Facility Termination Date this Promissory Note shall mature and all unpaid principal, accrued and unpaid interest and all other charges due hereunder, under the Loan Agreement and under all other Loan Documents shall be paid in full. The Bank is hereby authorized by the Borrower to endorse on the schedule annexed to this Promissory Note the amount and type of all Loans made to the Borrower by the Bank under Revolving Credit Facility and each renewal or conversion thereof and/or payment of principal received by the Bank on account of the Revolving Credit Facility, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding principal amount due under the Revolving Credit Facility, provided, however, that the failure to make such notation with respect to any Loan, any renewal or conversion thereof, or payment thereon shall not limit or otherwise affect the obligation of the Borrower hereunder, under the Loan Agreement, or under any other Loan Document. In lieu of using the schedule attached to this Promissory Note, the Bank may record all Advances, payments, renewals and conversions with respect to the Revolving Credit Facility in such other manner as it may elect. Such record, absent manifest error, shall be conclusive as to the principal balance due hereunder.

This Promissory Note evidences the Revolving Credit Facility referred to in, and is entitled to all of the benefits of that certain loan agreement between the Borrower and the Bank amended even date herewith (the "Loan Agreement"), the terms and provisions of which Loan Agreement are hereby incorporated herein by reference and made a part hereof. The Loan Agreement, among other things, contains provisions for the acceleration of maturity of this Promissory Note upon the happening of certain stated events and also for prepayments on account of principal of this Promissory Note prior to Termination Date, upon the terms and conditions specified in the Loan Agreement.

All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them as set forth in the Loan Agreement.

Upon the Borrower's failure to pay within three (3) Business Days of when due any principal or interest payable hereunder or to pay when due any other amount due hereunder, under the Loan Agreement or under any other Loan Document, including the Facility Fee, or upon the occurrence of any Default or Event of Default, as specified hereunder, in the Loan Agreement or in any other Loan Document, this Promissory Note, at the option of the Bank, shall become immediately due and payable without notice, demand or protest, all of which are hereby waived and the Bank may, at its option, exercise all rights and remedies available to it hereunder, under the Loan Agreement and under all other Loan Documents.

Notwithstanding anything contained herein or in the Loan Agreement or any other Loan Document to the contrary, if this Promissory Note is not paid when due (whether as stated, by acceleration, demand or otherwise), this Promissory Note shall bear interest at the applicable Default Interest Rate as set forth in the Loan Agreement.

Anything in this Promissory Note to the contrary notwithstanding, the Bank shall not be permitted to charge or receive, and the Borrower shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law.

The Borrower hereby irrevocably (a) submits, in any legal proceeding relating to this Promissory Note, to the non-exclusive in personam jurisdiction of any New York State or United States court of competent jurisdiction sitting in the State of New York, County of Albany, and agrees to suit being brought in any such court, (b) agrees to service of process in any such legal proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telex, to the Borrower at the last known address of the Borrower on the books of the Bank, and (c) agrees that nothing contained herein shall affect the Bank's right to effect service of process in any other manner permitted by law; and the Borrower and the Bank hereby irrevocably waive, in any such legal proceeding, trial by jury.

This Promissory Note shall be governed by, construed and enforced in accordance with the laws of the State of New York, provided that, as to the maximum rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of the State of New York then such law applicable to the Bank shall apply to the Bank under this Promissory Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on the date first above written.

MapInfo Corporation
BY:	/s/ K. Wayne McDougall Name: K. Wayne McDougall Title: Vice President and Chief Financial Officer

STATE OF NEW YORK )

) ss:

COUNTY OF )

On this 26th day of July, 2004 before me, the undersigned, personally appeared K. Wayne McDougall, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Kelley M. Carr

Notary Public - State of: New York

Qualified County of: Rensselaer

Commission Expires: September 22, 2007

SCHEDULE TO PROMISSORY NOTE EVIDENCING A REVOLVING

CREDIT FACILITY IN THE PRINCIPAL AMOUNT OF $10,000,000.00

FROM MAPINFO CORPORATION TO JPMORGAN CHASE BANK

Date Made, Renewed, Converted Or Paid	Type of Loan	Amount of Loan	Amount of Principal Advanced, Renewed, Converted Or Paid	Unpaid Principal Balance of Note	Name of Person Making Notation